                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR
                        8.125% NOTES DUE MARCH 15, 2012
                                      AND
                        8.750% NOTES DUE MARCH 15, 2032
                                       OF
                          THE WILLIAMS COMPANIES, INC.


     As set forth in the Prospectus dated April --, 2003 (the "Prospectus") of The Williams Companies, Inc. (the "Company") and in the Letter of Transmittal (the "Letter of Transmittal"), this form or a form substantially equivalent to this form must be used to accept the Exchange Offer (as defined below) if the certificates for the outstanding 8.125% Notes due March 15, 2012 and 8.750% Notes due March 15, 2032 (collectively, the "Outstanding Securities") of the Company and all other documents required by the Letter of Transmittal cannot be delivered to the Exchange Agent (as defined below) by the expiration of the Exchange Offer or compliance with book-entry transfer procedures cannot be effected on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission, telex or mail to the Exchange Agent no later than the Expiration Date (as defined below), and must include a guarantee by an Eligible Institution (as defined in the Letter of Transmittal) as set forth below.


                                      To:

                   JPMORGAN CHASE BANK (THE "EXCHANGE AGENT")


                         By Mail or Overnight Courier:

                            Corporate Trust Services


                         2001 Bryan Street -- 9th floor


                              Dallas, Texas 75201


                             Attention: Frank Ivins


                               By Hand Delivery:

                             GIS Unit Trust Window


                         4 New York Plaza -- 1st floor


                            New York, New York 10004


                             Attention: Frank Ivins



                           By Facsimile Transmission:


                                 (214) 468-6494


                 For Information or Confirmation by Telephone:

                                 (214) 468-6464


       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

          NEW YORK CITY TIME, ON MAY --, 2003 (THE "EXPIRATION DATE")

        UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO
             5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS NOTICE OF GUARANTEED DELIVERY IS COMPLETED.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signatures must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signature(s).

Ladies and Gentlemen:

     The undersigned acknowledges receipt of the Prospectus and the related Letter of Transmittal which describes the Company's offer (the "Exchange Offer") to exchange $1,000 in principal amount of 8.125% Notes due March 15, 2012 and $1,000 in principal amount of 8.750% Notes due March 15, 2032 (collectively, the "New Securities") for each $1,000 in principal amount of Outstanding Securities.

     The undersigned hereby tenders to the Company the aggregate principal amount of Outstanding Securities set forth below on the terms and conditions set forth in the Prospectus and the related Letter of Transmittal pursuant to the guaranteed delivery procedure set forth in the "The Exchange Offer -- Procedures for Tendering Outstanding Securities" section of the Prospectus and the accompanying Letter of Transmittal.

     The undersigned understands that no withdrawal of a tender of Outstanding Securities may be made on or after the Expiration Date of the Exchange Offer. The undersigned understands that for a withdrawal of a tender of Outstanding Securities to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at its address specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

     The undersigned understands that the exchange of Outstanding Securities for New Securities pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) such Outstanding Securities (or Book-Entry Confirmation of the transfer of such Outstanding Securities into the Exchange Agent's account at The Depository Trust Company ("DTC")) and (ii) a Letter of Transmittal (or facsimile thereof) with respect to such Outstanding Securities, properly completed and duly executed, with any required signature guarantees, this Notice of Guaranteed Delivery and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message. The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from each participant in DTC tendering Outstanding Securities and that such participant has received the Letter of Transmittal and agrees to be bound by the terms of the Letter of Transmittal and the Company may enforce such agreement against such participant.

     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s) or
Authorized Signatory: ----------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Principal Amount of Outstanding Securities
Tendered: ----------------------------------------------------------------------

Certificate No(s) of Outstanding Securities (if
available): --------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Date: --------------------------------------------------------------------------
Name(s) of Registered Holder(s)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Address: -----------------------------------------------------------------------
--------------------------------------------------------------------------------

Area Code and
Telephone No.: -----------------------------------------------------------------

If Outstanding Securities will be delivered by book-entry transfer at The Depository Trust Company, insert:

Depository Account
No.: ------------------------------------------------------------------

     This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of Outstanding Securities exactly as its (their) name(s) appear on certificates for Outstanding Securities or on a security position listing as the owner of Outstanding Securities, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
                  ------------------------------------------------------------

                  ------------------------------------------------------------

Capacity:
                  ------------------------------------------------------------

                  ------------------------------------------------------------

Address(es):
                  ------------------------------------------------------------

                  ------------------------------------------------------------

                  ------------------------------------------------------------

     DO NOT SEND OUTSTANDING SECURITIES WITH THIS FORM. OUTSTANDING SECURITIES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, or otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that each holder of Outstanding Securities on whose behalf this tender is being made "own(s)" the Outstanding Securities covered hereby within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) represents that such tender of Outstanding Securities complies with Rule 14e-4 of the Exchange Act and (c) guarantees that, within three New York Stock Exchange trading days from the expiration date of the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof or an Agent's Message in lieu thereof), together with certificates representing the Outstanding Securities covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Securities into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

     The undersigned acknowledges that it must deliver the Letter of Transmittal or an Agent's Message (as defined in the Letter of Transmittal) in lieu thereof and Outstanding Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.


Name of Firm:                                         -------------------------------------
             --------------------------                        AUTHORIZED SIGNATURE

Address:                                              Name:
        -------------------------------                     -------------------------------

---------------------------------------               Title:
                                                             ------------------------------
Area Code and Telephone No.:
                            -----------               Date:
                                                            -------------------------------












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